UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):October 27, 2021

CYCLERION THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-38787	83-1895370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 First Street, 18th Floor
Cambridge, Massachusetts 02142

(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (857) 327-8778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYCN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 27, 2021, the Board of Directors of Cyclerion Therapeutics, Inc. (the “Company”) temporarily appointed Peter M. Hecht, Ph.D., as Interim Chief Financial Officer (principal financial and accounting officer) of the Company while Anjeza Gjino is on maternity leave.  During Ms. Gjino’s absence, other officers of the Company have assumed certain of Ms. Gjino’s duties while remaining in their current positions.  Upon Ms. Gjino’s return from maternity leave, Ms. Gjino will return to her role as the Chief Financial Officer (principal financial and accounting officer) of the Company and Dr. Hecht will continue in his role as Chief Executive Officer of the Company.  Biographical information for Dr. Hecht is available in the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2021 in connection with the Company’s 2021 annual meeting of stockholders, such information being incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclerion Therapeutics, Inc.

Dated: October 28, 2021	By:	/s/ Cheryl Gault
		Name:	Cheryl Gault
		Title:	Chief Operating Officer